Exhibit 5.1

Opinion of K&L Gates LLP

April 1, 2011

CreXus Investment Corp.
1211 Avenue of the Americas, Suite 2902
New York, New York 10036

Ladies and Gentlemen:

          We have acted as counsel to CreXus Investment Corp., a Maryland corporation (the “Company”), in connection with the preparation of the prospectus supplement dated March 28, 2011 and the preliminary prospectus dated March 21, 2011 with respect to the Registration Statement (Registration No. 333-169943) on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) relating to the issuance and sale by the Company of an aggregate of up to 57,500,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share (“Common Stock”). The Shares are being offered, issued and sold in an underwritten public offering pursuant to an underwriting agreement (the “Underwriting Agreement”) by and among the Company and the several Underwriters named in Schedule A thereto (collectively, the “Underwriters”).

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

          (i) the Registration Statement;

          (ii) the Articles of Incorporation of the Company, as amended and supplemented, as certified by the Secretary of the Company (the “Charter”);

          (iii) the Bylaws of the Company, as currently in effect, and as certified by the Secretary of the Company (the “Bylaws”);

          (iv) the Underwriting Agreement;

          (v) the corporate actions of the Company that provide for the adoption and subsequent amendment of the Registration Statement; and

          (vii) a specimen certificate representing the Common Stock.

          We have also examined originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, and certificates of public officials and of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

CreXus Investment Corp.
April 1, 2011

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

          Our opinions set forth herein are limited to the Maryland General Corporation Law, including the applicable provisions of the Maryland Constitution and reported judicial decisions interpreting those laws and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

          Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. The Company is a corporation duly incorporated and existing and in good standing under the laws of the State of Maryland.

          2. The Shares have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ K&L Gates LLP
K&L Gates LLP